Exhibit 99.1


Investors:                                        Media:
ImClone Systems Incorporated                      Abernathy MacGregor
Andrea F. Rabney                                  Andrew Merrill or David Pitts
(646) 638-5058                                    (212) 371-5999
Stefania A. Bethlen
(646) 638-5046

For Immediate Release
---------------------


             IMCLONE SYSTEMS ANNOUNCES BOARD AND MANAGEMENT CHANGES

New York, NY - April 29, 2003 -- ImClone Systems Incorporated (Nasdaq: IMCLE) announced today that, in connection with a previously disclosed internal review related to withholding tax liabilities associated with the exercise of certain options and warrants, the following Board and executive changes are effective immediately:

     o Robert F. Goldhammer has resigned as Chairman of the Board. Mr. Goldhammer has also decided not to stand for re-election to the Board of Directors at the next annual shareholders' meeting. Mr. Goldhammer will serve out his current term as a Director.

     o Harlan W. Waksal, M.D., currently President and Chief Executive Officer of ImClone, has resigned from these positions. Dr. Waksal has been named Chief Scientific Officer of the Company, with responsibility for research, clinical, regulatory, quality assurance and manufacturing.

     o Daniel S. Lynch, currently Senior Vice President, Finance, and Chief Financial Officer, has been named Senior Vice President, Chief Administrative Officer and Chief Financial Officer. In addition to his current responsibilities for finance, control and compliance, human resources, communications, and information technology, Mr. Lynch will assume responsibility for the sales and marketing, legal and business development departments. Mr. Lynch will serve as acting Chief Executive Officer until a permanent Chief Executive Officer has been named.

In addition, ImClone Systems issued the following statement: "The Company's current difficulties led the independent members of the Board of Directors to conclude that a change in leadership was appropriate. The Company has commenced a search for a permanent Chief Executive Officer. ImClone Systems will continue to benefit from Harlan Waksal's scientific leadership in his new role as Chief Scientific Officer."

ImClone Systems remains committed to finalizing the review of the circumstances relating to the previously disclosed withholding tax issues and to filing the Company's annual report on Form 10-K as soon as possible.


About ImClone Systems Incorporated
----------------------------------

ImClone Systems Incorporated is committed to advancing oncology care by developing a portfolio of targeted biologic treatments, designed to address the medical needs of patients with a variety of cancers. The Company's three programs include growth factor blockers, cancer vaccines and angiogenesis inhibitors. ImClone Systems' strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems is headquartered in New York City with additional administration and manufacturing facilities in Somerville, New Jersey.

The matters discussed in this news release may include forward-looking statements which involve potential risks and uncertainties. Important factors that may cause actual results to differ materially include, but are not limited to, the risks and uncertainties associated with completing pre-clinical and clinical trials of the company's compounds that demonstrate such compounds' safety and effectiveness; obtaining additional financing to support the company's operations; obtaining and maintaining regulatory approval for such compounds and complying with other governmental regulations applicable to the company's business; obtaining the raw materials necessary in the development of such compounds; consummating and maintaining collaborative arrangements with corporate partners for product development; achieving milestones under collaborative arrangements with corporate partners; developing the capacity to manufacture, market and sell the company's products, either directly or with collaborative partners; developing market demand for and acceptance of such products; competing effectively with other pharmaceutical and biotechnological products; obtaining adequate reimbursement from third party payers; attracting and retaining key personnel; legal costs and the outcome of outstanding legal proceedings and investigations; obtaining patent protection for discoveries and risks associated with commercial limitations imposed by patents owned or controlled by third parties. The company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.


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